As filed with the Securities and Exchange Commission on June 16, 2011
Registration No. 333-23731

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

REGEN BIOLOGICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	23-2476415
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

411 Hackensack Avenue Hackensack, NJ	07601
(Address of principal executive offices)	(Zip Code)

ReGen Biologics, Inc. Amended and Restated Employee Stock Option Plan
ReGen Biologics, Inc. Non-Employee Director Stock Option Plan
(Full title of the plan)

Gerald E. Bisbee, Jr., Ph.D. President and Chief Executive Officer ReGen Biologics, Inc. 411 Hackensack Avenue Hackensack, NJ 07601 (201) 651-5140	Copy to: Jeffrey B. Grill, Esq. Pillsbury Winthrop Shaw Pittman LLP 2300 N Street, NW Washington, DC (202) 663-8000
(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer ☐	Accelerated filer ☐	Non-Accelerated filer ☐	Smaller Reporting Company ☒
(Do not check if a
smaller reporting company)

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 1 relates to the Registration Statement on form S-8 (Registration No. 333-23731) (the “Registration Statement”) of ReGen Biologics, Inc. (the “Company”).

The Company intends to file a Form 15 to terminate the registration of its common stock under the Securities Exchange Act of 1934, as amended. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering, the Company hereby amends the Registration Statement to withdraw from registration the securities registered but unsold thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hackensack, State of New Jersey, on June 13, 2011.

ReGen Biologics, Inc.

By:	/ S / Gerald E. Bisbee, Jr., Ph.D.
Gerald E. Bisbee, Jr., Ph.D. President and Chief Executive Officer